EXHIBIT 99.1

Contact:	Christine Skold
Interim Chief Financial Officer
(205) 942-4292

HIBBETT ANNOUNCES APPOINTMENT OF INTERIM CHIEF FINANCIAL OFFICER
AND SENIOR MANAGEMENT PROMOTIONS

BIRMINGHAM, Ala. (April 26, 2019) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic specialty retailer, announced today that Christine Skold is temporarily joining the Company as Interim Chief Financial Officer effective April 26, 2019, succeeding Scott Bowman, whose resignation was announced on April 5, 2019.  Ms. Skold will oversee the Company's financial operations on an interim basis, while the Company conducts a formal search for a replacement.
Ms. Skold served 15 years with retail company Tractor Supply Company, holding several progressive positions in accounting.  She additionally held the positions of Vice President Internal Audit and Vice President Strategy and Continuous Improvement, with her final position at Tractor Supply Company being Vice President, Investor Relations and Corporate Communications.   Previously, Ms. Skold was Assistant Controller at Moll Industries and worked eight years at Arthur Andersen, LLP.  Ms. Skold graduated from Tennessee Technological University with a Bachelor of Science in Accounting and is an active CPA in the State of Tennessee.
Jeff Rosenthal, President and Chief Executive Officer, stated, "We welcome Christine's extensive retail experience and guidance as we begin our search for a permanent Chief Financial Officer. Her knowledge and contributions will be a valuable addition to our senior leadership team as we continue to drive initiatives that are in the best interests of our customers and shareholders."
Additionally, the Company announced that Bill Quinn, Vice President of Digital Commerce, and Ron Blahnik, Vice President and Chief Information Officer, were promoted to Senior Vice President roles effective April 26, 2019.  Mr. Quinn joined the Company in March 2016 as Vice President of Digital Commerce.  Mr. Blahnik joined the Company in November 2016 as Vice President and Chief Information Officer.
Mr. Rosenthal further stated, "Both Bill and Ron have been instrumental in building our omni-channel capabilities and growing our strategic alignment and project management capabilities.  We have made great progress in our initiative to create a seamless shopping experience for our customers, whether it is in our stores, on the web, or through a mobile device.  I am pleased to announce these promotions as Bill and Ron continue to develop new functionality that we believe will drive efficiencies and continue to make us more competitive and relevant to our customers in the future."

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with more than 1,100 stores under the Hibbett Sports and City Gear banners, primarily located in small and mid-sized communities. Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, Adidas, and Under Armour. Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com. Follow us @hibbettsports and @citygear.
A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as "believe," "anticipate," "expect," "intend," "plan," "forecast," "guidance," "outlook," "estimate," "continue," "will," "may," "could," "possible," "potential" or other similar words, phrases or expressions. For example, our forward-looking statements include statements regarding the role and expected tenure of our Interim Chief Financial Officer, our search for a permanent Chief Financial Officer and our expectations regarding the development of new omni-channel functionality or capabilities.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on April 18, 2019.  In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

END OF EXHIBIT 99.1